Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-226686

Prospectus Supplement

(To Prospectus dated August 28, 2018)

Gevo, Inc.

Up to $150,000,000

Common Stock

We have entered into an At-the-Market Offering Agreement, dated February 13, 2018, as amended (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“H.C. Wainwright” or the “sales agent”) relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 through H.C. Wainwright as our sales agent under this prospectus supplement and the accompanying prospectus.

Sales of the shares of common stock, if any, may be made by means of transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions on the Nasdaq Capital Market or other trading market. If we and H.C. Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The sales agent will receive from us a commission of up to 3.0% based on the gross sales price per share for any shares sold through the sales agent under the Sales Agreement. Under the terms of the Sales Agreement, we also may sell shares of our common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.

The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the Sales Agreement and unless otherwise agreed by us and the sales agent, the sales agent will use its commercially reasonable efforts to sell the shares offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “GEVO.” On December 29, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.62 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 30, 2020.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein.

We have not, and the sales agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses outside of the United States.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our,” and “Gevo” refer to Gevo, Inc., a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, the words “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These forward-looking statements include, among other things, statements about: the impact of the novel coronavirus (“COVID-19”) pandemic on our business, our financial condition and our results of operations and liquidity, risks and uncertainties related to our ability to sell our products, our ability to expand or continue production of isobutanol, renewable hydrocarbon products and ethanol at our Luverne Facility (as defined herein), our strategy to pursue low-carbon renewable fuels, our ability to replace our fossil-based energy sources with renewable energy sources at our production facilities, our ability and plans to construct a commercial hydrocarbon facility to produce renewable premium gasoline and jet fuel, our ability to raise additional funds to continue operations and/or expand our production capabilities, our ability to perform under our existing renewable hydrocarbon offtake agreements and other supply agreements we may enter into in the future, our ability to enter into additional hydrocarbon supply agreements, our ability to obtain project finance debt and third-party equity for our renewable natural gas project, our ability to produce isobutanol, renewable hydrocarbon products and ethanol on a commercial level and at a profit, achievement of advances in our technology platform, the success of our upgraded production facility, the availability of suitable and cost-competitive feedstocks, our ability to gain market acceptance for our products, the expected cost-competitiveness and relative performance attributes of our isobutanol, renewable hydrocarbon products and ethanol, additional competition and changes in economic conditions, the future price and volatility of petroleum and products derived from petroleum, and our ability to effectively use the net proceeds from this offering. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC, including, but not limited to, those in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein, and the section entitled “Risk Factors” of this prospectus supplement and the accompanying prospectus. All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are qualified entirely by the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. These risks and uncertainties or other important factors could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. These forward-looking statements speak only as of the date made. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you should not rely on the forward-looking statements as representing our views as of any date subsequent to the date such statement is made.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference herein and therein. Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

We are a growth-oriented renewable fuels technology and development company that is commercializing the next generation of renewable low-carbon liquid transportation fuels, such as sustainable aviation fuel (“renewable jet fuel” or “SAF”), renewable isooctane (“renewable gasoline”) and renewable diesel fuel, with the potential to achieve a “net zero” greenhouse gas (“GHG”) footprint and address global needs of reducing GHG emissions with sustainable alternatives to petroleum fuels. Our technology transforms carbon from the atmosphere using photosynthetic energy, wind energy, and biogas energy into liquid hydrocarbons with a low GHG footprint.

As next generation renewable fuels, our hydrocarbon transportation fuels have the advantage of being “drop-in” substitutes for conventional fuels that are derived from crude oil, working seamlessly and without modification in existing fossil-fuel based engines, supply chains and storage infrastructure. In addition, with SAF, the carbon footprint of air travel can be reduced, or in the long run, eliminated on a net carbon basis, without change to planes or fuel systems. In addition to the potential of net zero carbon emissions across the whole fuel life-cycle, our renewable fuels eliminate other pollutants associated with the burning of traditional fossil fuels such as particulates and sulfur, while delivering superior performance. We believe that the world is substantially under-supplied with low-carbon, drop-in renewable fuels that can be immediately used in existing transportation engines and infrastructure, and we are uniquely positioned to grow in serving that demand.

We use low-carbon, renewable resource-based raw materials as feedstocks. In the near-term, our feedstocks will primarily consist of non-food corn. As our technology is applied globally, feedstocks can consist of sugar cane, molasses or other cellulosic sugars derived from wood, agricultural residues and waste. Our patented fermentation yeast biocatalyst produces isobutanol, a four-carbon alcohol, via the fermentation of renewable plant biomass carbohydrates. The resulting renewable isobutanol has a variety of direct applications but, more importantly to our fundamental strategy, serves as a building block to make renewable isooctane (which we refer to as renewable premium gasoline) and renewable jet fuel using simple and common chemical conversion processes. We also reduce or eliminate fossil-based process energy inputs by replacing them with renewable energy such as wind-powered electricity and renewable natural gas (“RNG”).

Our technology represents a new generation of renewable fuel technology that overcomes the limitations of first-generation biofuels, highlighted by the following:

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Potential to replace the whole gallon of liquid transportation fuels, including for airplanes, automobiles, boats, trucks and ships of all types, while delivering massively reduced or negative GHG emissions and reducing or eliminating pollutants such as particulates and sulfur, which have been linked to cancer and other human health issues;

●	Drop-in compatibility and performance, without modification to existing vehicles, airplanes and other infrastructure;

●	Scalability as a global and sustainable transportation fuel solution;

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Potential for a “net zero” or even negative carbon footprint for our fuel products across the lifecycles and value chains of our products through sustainable or regenerative agriculture practices to reduce the carbon footprint of the carbohydrates used to make our products and the use of renewable energy (such as wind power and biogas) to run our hydrocarbon plants;

●	The production of value-added feed and food products, including protein, bran, and vegetable oil, to help feed the world using sustainably grown corn to make our products;

●

Through our platform fermentation technology, we possess the ability to use carbohydrates from various types of feedstock (including starch, dextrose, sugar, molasses, agricultural residues, and wood), thereby allowing our technology to be used in various economic conditions and taking advantage of raw materials abundant in different parts of the world;

●

Through our platform alcohols-to-hydrocarbons technology, which converts fermentation alcohols into chemical products, we have developed the ability to produce renewable chemicals such as aroma chemicals, flavorings, para-xylene for use polyester textile fibers and polyethylene terephthalate plastic used in drinking bottles; renewable synthetic rubber; renewable propylene and hydrogen, and we expect to license these technologies in the future; and

●	The opportunity to further optimize the performance of our biocatalyst to improve the economics associated with the production of our products.

Our Assets

Facilities

We operate two existing production facilities. First, we operate a demonstration plant in Silsbee, Texas that was developed and is operated in partnership with South Hampton Resources (the “South Hampton Facility”). The South Hampton Facility has a capacity of approximately 100,000 gallons per year of renewable hydrocarbon products, including renewable premium gasoline and renewable jet fuel, that is converted from our renewable isobutanol.

Second, we operate a wholly-owned, commercial-scale renewable isobutanol plant in Luverne, Minnesota (the “Luverne Facility”), which has a current capacity of approximately 1.5 million gallons per year of isobutanol. Using the proven technologies and experience gained at both the Luverne Facility and the South Hampton Facility, we intend to expand the Luverne Facility to produce substantially increased quantities of isobutanol and to add the production capacity to convert isobutanol into significant quantities of renewable premium gasoline and renewable jet fuel. We are planning to develop two production sites in addition to the Luverne Facility. Renewable fuel capacity under our initial planned expansions is expected to total 60 to 70 millions of gallons per year. As previously disclosed, production for ethanol operations is currently shut down until further notice. We continue to produce isobutanol in intermittent campaigns.

The Luverne Facility expansion is in concept development and we are evaluating additional production sites. There are many ethanol productions facilities that are available or we expect will become available in the near future. We plan to acquire a site either through outright acquisition, or via a joint venture or partnership. Depending on the facility and design of the ethanol plant that we expect to acquire, we would expect to retrofit or build side by side production.

In December 2020, we secured an option to purchase land to build a “greenfield” production facility of approximately 240 acres in Lake Preston, South Dakota (the “Lake Preston Site”), which is contemplated to produce approximately 45 million gallons per year of renewable fuels. In addition, we previously announced that we have engaged Citigroup Global Markets, Inc. (“Citigroup”) to assist us in exploring, among other things, project funding needed for our production expansion projects. We intend to make a decision on whether to purchase the Lake Preston Site in the future as part of the Citigroup led project financing.

Take-or-Pay Contracts

We have a growing portfolio of long-term, take-or-pay contracts for our products. As of the date of this prospectus supplement, we have entered into the following take-or-pay contracts, among others:

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Trafigura. In August 2020, we entered into a long-term take-or-pay purchase agreement with Trafigura Trading LLC (“Trafigura”) pursuant to which we agreed to supply renewable hydrocarbons to Trafigura, subject to certain conditions and exceptions. Performance under the agreement is subject to certain conditions, including acquiring a production facility to produce the renewable hydrocarbon products contemplated by the agreement and closing a financing transaction for sufficient funds to acquire and retrofit the production facility contemplated by the agreement. The acquisition of the option for the Lake Preston Site meets the initial milestone in the Trafigura agreement to secure control of a site by the end of 2020. We intend to make a decision on whether to purchase the Lake Preston Site in the future as part of the Citigroup led project financing.

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Delta Air Lines. In December 2019, and as subsequently amended in April 2020, we entered into a long-term, take-or-pay purchase agreement with Delta Air Lines, Inc. (“Delta”) pursuant to which we agreed to sell and deliver 10 million gallons per year of renewable jet fuel to Delta, subject to certain conditions and exceptions, including Delta’s right to eliminate the take-or-pay requirements in certain circumstances. We expect to supply the renewable jet fuel to Delta upon completion of the proposed expansion of the Luverne Facility (the “Expanded Facility”), which we expect to occur by 2023.

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Scandinavian Airlines System. In October 2019, we entered into a long-term, take-or-pay purchase agreement with Scandinavian Airlines System (“SAS”) pursuant to which we agreed to sell and deliver renewable jet fuel to SAS, subject to certain conditions and exceptions. We expect to supply the renewable jet fuel to SAS upon completion of the Expanded Facility, which we expect to occur by 2023.

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Air Total. In August 2019, we entered into a take-or-pay purchase agreement with Air Total International, S.A. (“Air Total”) pursuant to which we agreed to supply renewable jet fuel to Air Total under a three-year offtake agreement. Air Total will initially purchase certain quantities of renewable jet fuel produced at the South Hampton Facility, and we expect to sell Air Total increasing amounts of renewable jet fuel upon the completion of two expansion projects to increase renewable jet fuel production capabilities at the Luverne Facility. We expect the expansion projects to be completed in 2023.

●

HCS Group GmbH. In February 2019, we entered into a take-or-pay purchase agreement with HCS Holding GmbH (“HCS”), pursuant to which we agreed to supply renewable premium gasoline to HCS under a 10-year offtake agreement. HCS will initially purchase certain quantities of renewable premium gasoline produced at the South Hampton Facility. We expect the expansion project to be completed in 2023. Assuming the expansion project is completed, and subject to the terms and conditions of the agreement, HCS would purchase a minimum of 2,000,000 gallons per year and a maximum of 4,000,000 gallons per year.

Technology Licensing Agreements

We have other contracts focused on licensing our technology:

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Praj Industries. In August 2020, we entered into a binding, definitive Master Framework Agreement (“MFA”) with Praj Industries Ltd. (“Praj”) to collaborate on providing renewable, low carbon, low particulate, SAF and renewable premium gasoline in India and neighboring countries. This follows an earlier announcement in April 2019 between us and Praj regarding the commercialization of renewable isobutanol, SAF and renewable premium gasoline. We will license our technology and Praj will provide technology, plant equipment and EPC services to sugar mills and ethanol plants to produce renewable isobutanol from 1G feedstock (such as cane juice, cane molasses and sugar syrup) and 2G feedstock (such as cellulosic biomass like straws and bagasse). The renewable isobutanol will be aggregated and transferred to various refineries. We will also license our technology and Praj will provide technology, plant equipment and EPC services to refineries for converting renewable isobutanol into SAF and premium gasoline through the ASTM-approved pathway of ATJ.

Intellectual Property

We have patents, trade secrets and know-how covering our technology, processes, catalysts, biocatalysts and plant operations:

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We have 118 patents and patent applications directed to our technologies and specific methods and products that support our business in the renewable fuels and bio industrial chemicals markets. We continue to file new patent applications, for which terms extend up to 20 years from the filing date in the U.S. We have also been issued multiple patents in the U.S. and in foreign jurisdictions.

●	In addition to patents and patent applications, we have trade secrets that involve the biocatalyst, know-how and procedures to operate plants, and blockchain technology to track our products.

●

Pursuant to the terms of a Patent Cross-License Agreement (the “License Agreement”), dated August 15, 2015, with Butamax Advanced Biofuels LLC (“Butamax”), we have certain rights to approximately 250 patents and patent applications owned by Butamax relating to renewable isobutanol.

Our Business System and Sustainability

Our business system (from the raw materials to use of our advanced renewable fuels in all types of transportation) represents the entire circular economy in action. The graphic below is a summary representation of our business system at work in the Midwest region of the United States, and how each of the processes work together to produce advanced renewable fuels with a low-carbon footprint. We believe this system can work just as effectively in most other parts of the world.

In the above representation of our system, the most basic raw material for making our renewable fuel products is the carbon dioxide in the atmosphere (i.e. the GHG). Atmospheric carbon dioxide and water are captured by growing plants through photosynthesis (via sunlight) to produce carbohydrates. Carbohydrates sources already shown to work in our system include starch, dextrose, sucrose, molasses and from cellulosics such as wood waste, wood and agricultural residues such as straw. In our first plants, we plan on using sustainably grown field corn as the carbohydrate source. Kernels of corn are comprised of approximately 70% carbohydrate and 30% protein. The kernels are ground up, and then the protein is separated from the carbohydrates either before or after the fermentation process. The carbohydrates are used for fermentation producing isobutanol. The protein is a valuable component of animal feed product delivering nutrition to animals in meat and dairy production. The feed products are value added, having the starch removed. With the starch removed, cattle and other livestock emit less enteric emissions than if they ate whole corn, yet 100% of the nutritional value of corn is delivered to the food chain. In our process, approximately 10 pounds of protein rich feed product is produced for each gallon of renewable fuel produced.

Reducing the fossil carbon footprint of the energy sources in our business system is important to reducing the carbon footprint of our renewable fuel products. In September 2019, we secured 5 megawatts of wind power from our partnership with Juhl Clean Energy Assets, Inc. to replace the grid electricity needed at the Luverne Facility. We are also establishing a supply of RNG to operate our process boilers at the Luverne Facility. We have contracted with three dairies in the Midwest that are expected to produce about 350,000 MMBtus of RNG per year using anaerobic digestion. About half of the RNG production is expected to be used at our Luverne Facility and the remaining production is expected to be sold in the RNG markets, which are highly developed in places like California. An additional benefit of RNG production is that nitrogen, phosphorus and potassium nutrients are captured from the manure and can be used as field fertilizer. We believe that practices around the full accounting for both negative and positive externalities are evolving and will increasingly benefit us.

The impact of using renewable energy at our plants has potential to significantly reduce the carbon footprint associated with our products. When sustainable farming techniques used to grow our corn feedstocks (such as regenerative agriculture techniques) are accounted for, our renewable premium gasoline and renewable jet fuel products realize a GHG reduction of approximately 75% using EURED II calculation methods using the averages based upon the corn supplied to us (based upon the study by Sheehan, 2016). Furthermore, if we source feedstock from the farms that use conservation tillage such as strip tillage or drills, the corn GHG footprints are so low that we believe that we can run our total business system at a negative carbon footprint. We believe that we can achieve similar results by using waste wood, straw or municipal solid waste as feedstocks, depending upon the GHG footprint of the feedstock and the energy source used for production.

Our technology and business system embrace a new generation of systemic sustainability. We are focused on, and committed to, addressing the problem of supplying transportation fuels with a meaningful alternative that reduces GHGs and pollution, including the land utilization practices to generate our raw materials. We are working to establish accountability for the sustainability attributes of our entire business system, from the establishment of audited certification of our feedstocks (i.e. International Sustainability and Carbon Certification System and the Roundtable on Sustainable Biomaterials), to the development of distributed ledger technology in partnership with Blocksize Capital to enable the tracking of sustainability attributes proving assurance of sustainability to our customers.

Market Opportunities

Low-Carbon Footprint Renewable Fuels. Liquid transportation fuels are historically dominated by fossil, carbon-based raw materials. A barrel of oil is fractioned in the refining process into jet fuel, gasoline and diesel fuel. The amount of fossil-based fuels used worldwide for transportation totaled 965 billion gallons per year in 2017, according to the U.S. Energy Information Administration (the “EIA”), with U.S. demand of 229 billion gallons per year, not counting bunker fuel. The graphic below shows a breakdown of the products making up the liquid transportation fuel demand in 2017:

The size of the liquid transportation fuel markets is expected to remain steady through 2050 according to the EIA, even with the increased deployment of electric vehicles and hybrid vehicles. In addition, based on recent fundamental trends (including increasing petroleum demand, especially from emerging markets), regulatory initiatives worldwide and in the U.S. (such as California’s Low Carbon Fuel Standard) and the changing political discourse throughout the world with an increased focus on climate change, we believe there will be an increased need for economical, renewable and environmentally sensitive alternatives to existing liquid transportation fuels.

We believe that mandates for low-carbon fuels will continue to spread around the world as countries grapple with GHG reductions. We also believe that our renewable premium gasoline, jet fuel and diesel fuel products can rapidly gain market share as industry, political and regulatory trends accelerate over time. Our technology has the ability to be deployed globally. The rate of deployment will be driven by economics and financial returns on production facilities utilizing our technology.

Animal Feed and Proteins. A valuable byproduct of our fermentation process for the production of isobutanol is a nutritious protein stream that can be sold as animal feed. Our business model does not impose a ‘food versus fuel choice’; the carbohydrates we convert do not possess healthy nutritional content and cannot be utilized in the food chain in any meaningful or beneficial way.

Future Potential Products and Licensable Technologies

Para-Xylene for Polyester Materials. We have a technology to convert an intermediate from our hydrocarbon process into a key ingredient for polyester plastics and fiber. This key ingredient, para-xylene, enables 100% renewable polyester materials and has already been produced at demonstration plant scale, and proven to work. The market size for para-xylene is estimated to be about 50 million metric tons per year. Our technology is differentiated by how we make para-xylene in that it is made in simple steps without complicated side products. The potential market, ignoring price, would be on the order of 35 to 40 million metric tons per year. This technology would be an add on incremental expansion to a plant that makes jet fuel and isooctane, and therefore could be sized for specialty products, which could command a premium price.

Ethanol and/or isobutanol into diesel fuel. We possess the technology to convert ethanol into diesel and jet fuel. This technology has been demonstrated at lab scale. We believe that this technology could be deployed after an isooctane plant is operational because there is a side stream that could be blended into gasoline. This technology could work synergistically with renewable premium gasoline.

Alcohols into olefins. We have developed the technology to convert ethanol into propylene while generating hydrogen gas. The propylene is fully renewable and suitable for conversion into polypropylene into fibers and plastics. The hydrogen produced is suitable for fuel cell or other uses. We expect that we would license this technology in the future.

Alcohols to specialty chemicals. We have developed a catalytic technology to convert fermentation alcohols into specialty chemicals for fragrances, flavors and aromas.

Our Strategy

Our products address global needs for drop-in low-carbon, clean-burning, high-performance fuels. Our strategy is to exploit our patented technology, process know-how, proven operations, proven product performance, business systems and product offtake agreements to develop the business and markets for low carbon renewable fuels that contain captured renewable energy and the monetary value from reductions in fossil carbon emissions normally associated with transportation fuels. We plan to build capacity and partner with others globally to meet the volumes from customer off-take agreements using a project finance approach. We are, or intend to be, market developers, business developers, project developers, technology licensors, plant operators, and equity owners of production facilities for renewable fuels.

Key elements of our strategy include:

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Continue to enter into supply agreements for low-carbon hydrocarbon fuels using our proprietary technology, and use these agreements to support project financing to build production capacity of renewable fuels. We intend to build large scale production facilities of renewable fuels through project financing in order to support existing and future supply agreements. For example, in December 2020, we secured an option for the right to purchase the Lake Preston Site, which is contemplated to produce approximately 45 million gallons per year of hydrocarbon capacity. This initial production capacity is expected to serve the supply agreements currently in place with Trafigura, Delta, SAS, Air Total and HCS. We intend to continue to enter into additional supply agreements, and leverage those agreement to secure financing to build additional production sites.

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Use a project finance approach to build out production capacity. In a project finance approach, financing for plant development is secured partially by third-party investors through special purpose entities rather than financed wholly by us. We have engaged Citigroup to identify project equity investors consistent with our strategy to use project financing to finance the construction of production facilities to produce our products. We also intend to maintain an equity position in the plant projects.

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Expand the global production capacity of renewable premium gasoline, jet fuel and diesel fuel, and intermediates for chemical and plastics production via licensing core and adjacent technologies around the world. We have proven that our isobutanol production process works in full-scale fermenter systems at the Luverne Facility, and we have also proven that our renewable isobutanol can be readily converted to hydrocarbon products at our South Hampton Facility. Our technology can be used to produce isobutanol from feedstocks other than corn, such as sugar, molasses, agricultural residues (e.g., straw, bagasse, stover), wood and wood residues and biogenic municipal solid waste. Feedstocks differ in their abundancy around the world. We intend to expand the global production of isobutanol and its derivative hydrocarbon products beyond the Luverne Facility through a low-cost, high-margin licensing model, in collaboration with partners such as Praj, with whom we have previously announced a joint development agreement. We have several technologies that we expect to eventually license. We have already proven that fully renewable polyester can be produced using intermediates from our renewable premium gasoline production. We have developed a technology to convert ethanol to hydrogen and propylene. We have developed a technology to convert short chain fermentation alcohols into fine chemicals such as flavors and fragrances.

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Grow our business to achieve economies of scale to reduce selling prices of renewable fuels. We believe that the long-term price of oil is relevant to the demand for our products, and the value in the market for reducing carbon should make our selling prices more attractive in the future. In addition, as we scale up our business and achieve economies of scale, we can drive down our selling price of our renewable fuels to make our products more economical and attractive to our customers. We believe we can drive economies of scale by securing additional offtake supply agreements, with continued expansion of our production facilities and/or licensing our technology to others. Already, the net selling price to the customer approaches parity with fossil-based fuels. We also believe that with additional plants using our technology and with contracts for products that we expect to establish, we should be able to achieve attractive reinvestment economics making further plant buildouts attractive to project investors.

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Establish a business system that has potential to deliver “net zero” carbon emission fuel products. The concept of “net zero” carbon emissions is based on using sustainably produced, renewable resource-based raw materials as the product carbon source combined with reducing or eliminating fossil-based process energy inputs by using renewable electricity and RNG. The full life-cycle carbon footprint of our products, from generation of feedstocks to actual burning of the fuels, can be zero or even negative if regenerative or sustainable agricultural practices are used for the feedstock production. Our potential use of blockchain techniques could allow a complete and accurate accounting for positive and negative contributions to environmental metric which, in turn, would enable value transfers that incentivize systemic renewable and regenerative business practices across the value chain.

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Establish a channel for biogas for use in our future production plants. Biogas can be used to displace fossil based natural gas, thereby lowering the carbon footprint of our production processes. We are exploring and developing a biogas project in Iowa that we expect to begin production in 2022.

Competitive Strengths

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Platform technologies and products to address large markets. Because isobutanol can be readily converted into hydrocarbon products, including isooctane, isooctene, renewable jet fuel, lubricants, polyester, rubber, plastics, fibers and other polymers, we believe that the addressable markets are very large; potentially ultimately reaching 40% of the global petrochemicals markets depending on the price of oil and the market value of carbon footprint reduction.

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Growing, take-or-pay contracted demand for our renewable products. We currently have take-or-pay contracts in place for approximately 45 million gallons per year of our renewable premium gasoline and jet fuel, and we expect to enter into additional agreements in the future. We believe these take-or-pay contracts are suitable for sponsoring debt and equity project financing for expansion of our production capabilities.

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Proven commercial production processes. Our renewable isobutanol production technology has been proven to work at a commercial scale in a 1 million liter fermenter at our Luverne Facility. Additional trains of proven fermentation equipment and systems will be needed to increase capacity at the site. Our technology to convert renewable isobutanol into renewable jet fuel, isooctane, isooctene and para-xylene (building block for polyester) has been proven at our South Hampton Facility.

●	Proven commercial products, renewable premium gasoline and jet fuel.

o

Renewable premium gasoline. We produce a product called isooctane that we refer to as renewable premium gasoline. We have demonstrated that isooctane makes up 50% to 60% of fossil-based gasoline, and we believe isooctane is a direct substitute for alkylate and reformate. Given that our isooctane is renewable, we have the ability to produce a renewable low-carbon premium gasoline. We believe that our renewable premium gasoline is substantially similar to fossil-based premium gasoline. Subject to receipt of certain regulatory approvals, our renewable premium gasoline could be a direct substitute for fossil-based premium gasoline for use in commerce in the U.S. Additionally, our renewable isooctane, like alkylate or reformate, when added to lower-octane fossil-based gasoline, produces a higher octane premium gasoline simultaneously lowering the GHG footprint and other pollution emissions. Because of the high octane of our isooctane product, our customer HCS has been supplying the F1 Racing Circuit in the E.U. In the U.S., the combination of “drop-in” to existing fleets and infrastructure while lowering the GHG footprint and pollution was a major driver for the City of Seattle to begin adoption of our renewable fuels in their fuel supply. We believe other municipal fleets looking to lower their carbon footprint are likely to follow because of the very low switching cost compared to alternatives such as electric vehicles, compressed natural gas vehicles or other clean technologies, which would require new fleets of vehicles and supporting infrastructure. In the consumer gasoline markets, we expect that the demand will grow for premium gasoline with high octane ratings as more cars come onto the road with engines designed for high miles per gallon.

o

Renewable Jet Fuel. In 2016, ASTM International included our renewable jet fuel in ASTM D7566 (Standard Specification for Aviation Turbine Fuel Containing Synthesized Hydrocarbons), which means that our renewable jet fuel can be used in commercial aviation on a blended basis up to 50% with petroleum-based jet fuel. In fact, our renewable jet fuel has been used to fuel commercial flights in the U.S. by Alaska Airlines, Lufthansa, United Airlines, Etihad, Cathay Pacific Airways, Emirates, Japan Airlines, Korean Air and Atlas Air. In addition, our renewable isobutanol has been sold commercially in the Houston market as a fuel blendstock.

●

Existing commercial-scale production facility and expansion to additional facilities. Our Luverne Facility is located in the middle of the U.S. with access to attractively priced renewable wind power electricity (for our electricity demand), renewable natural gas (for thermal energy), certified sustainable corn as a feedstock, rail services, and a trained production leadership team who knows how to produce Gevo products and train employees. We also have secured an option to purchase land to build a “greenfield” production facility of approximately 240 acres in Lake Preston, South Dakota, which is contemplated to produce approximately 45 million gallons per year of renewable fuels.

●

Retrofit and side-by-side ethanol and isobutanol production. We have demonstrated that we can retrofit an existing ethanol plant for isobutanol production and manage both ethanol and isobutanol production using different yeasts without causing cross contamination, while still operating an integrated and efficient plant. This means that as Gevo production technologies expand, greenfield production sites are not required and existing low-cost ethanol infrastructure that is underutilized in today’s ethanol markets can be converted to produce isobutanol, which can be further converted to renewable fuels such as renewable premium gasoline and renewable jet fuel. For example, we have already begun to license our technology to Praj in India to use molasses, sugar, and cellulosic feedstocks to make jet fuel and renewable gasoline. We also have several other licensing discussions underway in the European Union. We believe the current ethanol market presents significant acquisition opportunities for Gevo suitable for retrofit at attractive prices.

●

Abundant, readily sourced feedstocks available globally. Through our platform fermentation technology, we have the ability to use carbohydrates from various types of feedstock (including starch, dextrose, sugar, molasses, agricultural residues and wood), allowing our technology to be used in various economic conditions. The feedstocks are abundantly available across the globe, typically at reasonable prices and easily aggregated.

●	Experienced management team. Our management team brings over 100 years of combined experienced in the development and commercialization of low-carbon products, projects and businesses.

Recent Developments

Cash

As of December 29, 2020, we estimate that we have cash and cash equivalents of approximately $78.6 million.

This amount is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of December 29, 2020. Our estimate is based solely on information available to us as of the date of this prospectus. Our estimate contained in this prospectus, therefore, is a forward-looking statement. Actual results for the fiscal year ending December 31, 2020 remain subject to the completion of management's and our audit committee's final reviews and our other financial closing procedures and the completion of the preparation of our unaudited consolidated financial statements. Our actual consolidated financial statements and related notes as of and for the fiscal year ending December 31, 2020 may not be filed with the SEC until after this offering is completed, and consequently may not be available to your prior to you investing in this offering.

The preliminary financial data included in this prospectus has been prepared by and is the responsibility of our management. Our independent accountant, Grant Thornton LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto.

Debt Conversions

On December 23, 2020 and December 29, 2020, the holders of our 12% convertible senior secured notes due 2020/2021 (the “2020/21 Notes”) converted $12.7 million in aggregate outstanding principal amount of 2020/21 Notes (including the applicable make-whole payment) into an aggregate of 5,672,654 shares of common stock pursuant to the terms of the indenture governing the 2020/21 Notes, which represents the entire outstanding principal amount of the 2020/21 Notes. There will be no principal outstanding on the 2020/21 Notes upon completion of the conversions, and all obligations under the 2020/21 Notes will be fully paid and terminated as of December 31, 2020.

Fourth Quarter 2020 At-The-Market Offering Sales

From October 1, 2020 through December 29, 2020, we issued 2,175,000 shares of common stock under our previous at-the-market offering program for total net proceeds of $6.2 million.

Series 2020-A Warrants Exercises

From October 1, 2020 through December 29, 2020, we received notices of exercise from holders of our Series 2020-A Warrants to issue an aggregate of 685,000 shares of common stock for total gross proceeds of approximately $0.4 million. Following these exercises, Series 2020-A Warrants to purchase 1,997,166 shares of our common stock remain outstanding at an exercise price of $0.60 per share.

Corporate Information

We were incorporated in Delaware in June 2005 under the name Methanotech, Inc. and filed an amendment to our certificate of incorporation changing our name to Gevo, Inc. on March 29, 2006. Our principal executive offices are located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, and our telephone number is (303) 858-8358. We maintain an internet website at www.gevo.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Gevo, Inc.

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $150,000,000.

Plan of distribution

At-the-market offering that may be made from time to time through our sales agent, H.C. Wainwright. If we and H.C. Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may also sell shares of our common stock to H.C. Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to H.C. Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes.

Nasdaq Capital Market symbol	GEVO

Transfer agent	American Stock Transfer & Trust Company, LLC.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Business and Strategy

Our take-or-pay contracts, including our take-or-pay purchase agreement with Trafigura, are subject to significant conditions precedent and, as a result, the revenues that we expect from such contracts may never be realized.

Our ability to realize revenue under our take-or-pay-contracts, including our take-or-pay purchase agreement with Trafigura, is not guaranteed and is subject to significant conditions precedent. In order to actually realize revenue under such contracts, we are required to, among other things, complete the expansion of the Luverne Facility or acquire and retrofit a facility at another suitable location, which is, in turn, dependent on our ability to secure the requisite financing. If we are unable to raise sufficient capital on acceptable terms, or at all, the revenues under such contracts may never be achieved. Our ability to obtain adequate financing will depend on, among other things, the status of our product development, our financial condition and general conditions in the capital, financial and debt markets at the time such financing is sought. In addition, any further common stock, warrant or convertible debt financings could result in the dilution of ownership interests of our then-current stockholders. Furthermore, even if we are able to satisfy all conditions precedent to our take-or-pay contracts, including completion of the expansion of the Luverne Facility or acquiring and retrofitting a facility at another suitable location, and securing adequate funding, we still may never realize the full amount of revenue that we expect or project to earn from such contracts. In any event, failure to realize the expected revenue thereunder would have a material adverse effect on our business, financial condition, results of operation and liquidity.

Risks Related to Legal and Regulatory

We may face substantial delays in obtaining regulatory approvals for use of our renewable premium gasoline product, which could substantially hinder our ability to commercialize our renewable premium gasoline product in the U.S.

Commercialization of our renewable premium gasoline product in the U.S. requires approvals from state and/or federal agencies. Before we can sell our renewable premium gasoline product as a fuel or as a gasoline blendstock, we must obtain certain approvals or certifications from the U.S. Environmental Protection Agency (“EPA”). There can be no assurances that the EPA will grant such approvals or certifications. Any delay or failure in receiving approval will slow or prevent the commercialization of our renewable premium gasoline product, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, California requires that fuels meet both its fuel certification requirements and a separate state low-carbon fuel standard. Any delay or failure in receiving approval for our renewable premium gasoline product will slow or prevent the commercialization of our renewable premium gasoline product, which could have a material adverse effect on our business, financial condition and results of operations.

There are also various third-party certification organizations, such as ASTM International and Underwriters’ Laboratories, Inc., involved in standard-setting regarding the transportation, dispensing and use of liquid fuel in the U.S. and abroad. These organizations may change the current standards and additional requirements may be enacted that could prevent or delay approval of our renewable premium gasoline product. The process of seeking required approvals and the continuing need for compliance with applicable standards may require the expenditure of substantial resources, and there is no guarantee that we will satisfy these standards in a timely manner, if ever.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. For example, management could invest the proceeds in assets that do not produce attractive returns or to make acquisitions of properties or businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our common stock to decline.

The common stock offered hereby may be sold in “at-the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to H.C. Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by H.C. Wainwright after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with H.C. Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The market price of our common stock may be adversely affected by the future issuance and sale of additional shares of our common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur.

We cannot predict the size of future issuances or sales of shares of our common stock, including those made pursuant to the Sales Agreement with the sales agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of shares of our common stock, including issuances and sales pursuant to the Sales Agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DESCRIPTION OF OUR COMMON STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors. As of December 29, 2020, there were 122,965,178 shares of common stock (excluding the shares issuable on the conversion of the 2020/21 Notes in December 2020) and no shares of preferred stock outstanding.

The material terms and provisions of our common stock and each other class of our securities which may qualify or limit the rights and privileges of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

Accordingly, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A Non-U.S. Holder should review the discussion under the heading “Non-U.S. Holders” below for more information.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares of our common stock as a result of a constructive sale; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares of our common stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

If an entity classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of shares of our common stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future, such distributions made on shares of our common stock generally would be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurred. Dividends received by certain non-corporate U.S. Holders may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the shares and thereafter as capital gain from the sale or exchange of such shares, which would be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Our Common Stock,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Our Common Stock

Upon the sale, certain qualifying redemptions, or other taxable disposition of shares of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares of our common stock sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of our common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from the disposition of shares of stock. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of our common stock and to the proceeds of a sale of shares of our common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future on our common stock, such distributions would be subject to U.S. federal income tax in the manner described below.

Cash distributions on shares of our common stock generally would constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits would be applied against and reduce a Non-U.S. Holder’s tax basis in shares of our common stock, to the extent thereof, and any excess would be treated as capital gain realized on the sale or other disposition of the shares and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Our Common Stock,” below.

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock that constitute dividends under the rules described above generally would be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the U.S. and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder, would not be subject to this withholding tax, but instead would be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of our common stock who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally must (i) complete an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares of Our Common Stock

In general, a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of our common stock, unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S., or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation,” as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of our common stock.

We believe we currently are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Any gain described in (i) above will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of our common stock and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or FATCA, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of our common stock, and will include the gross proceeds of a disposition of shares of our common stock, on or after January 1, 2019. Investors are urged to consult their own tax advisors regarding the possible application of these rules to their investment in shares of our common stock.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with H.C. Wainwright, as our sales agent, under which we may offer and sell from time to time shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The sales, if any, of shares of our common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through the Nasdaq Capital Market or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. If we and H.C. Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

We will designate the maximum amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission of up to 3.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. We have agreed to reimburse expenses of H.C. Wainwright in the amount of $25,000 in connection with the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse H.C. Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with H.C. Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter.

The sales agent will provide to us written confirmation following the close of trading on the Nasdaq Capital Market each day in which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the Sales Agreement, the net proceeds to us and the aggregate compensation of the sales agent in connection with sales of the shares.

Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

To the extent required by Regulation M, H.C. Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

The offering of shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares subject to the Sales Agreement or (2) the termination of the Sales Agreement by us or by the sales agent.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

H.C. Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the Sales Agreement, will be approximately $75,000.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Perkins Coie LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. You may also access our reports and proxy statements free of charge at our website, www.gevo.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. The prospectus supplement and the accompanying prospectus included in this filing are part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 17, 2020;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 13, 2020, August 10, 2020 and November 12, 2020, respectively;

●

our Current Reports on Forms 8-K filed with the SEC on January 13, 2020, March 23, 2020, March 31, 2020, April 9, 2020, June 5, 2020, July 8, 2020, August 14, 2020, August 18, 2020, August 20, 2020, August 24, 2020 and August 26, 2020; and

●

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 4, 2011 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 17, 2020).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered herewith, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Gevo, Inc., Attention: Investor Relations, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, telephone (303) 858-8358.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may, from time to time in one or more offerings, offer and sell up to $300,000,000 in the aggregate of common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units, in any combination. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “GEVO”. On August 7, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.93 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our” and the “Company” are to Gevo, Inc. and its subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, risks and uncertainties related to our ability to sell our products, our ability to expand or continue production of ethanol and isobutanol at Our specialty production facility in Luverne, Minnesota (the “Luverne Facility”), our ability to meet our production, financial and operational guidance, our ability and plans to construct a commercial hydrocarbon facility to produce alcohol-to-jet fuel, our ability to raise additional funds to continue operations and/or expand the Luverne Facility, our ability to produce ethanol and isobutanol on a commercial level and at a profit, achievement of advances in our technology platform, the success of our Retrofit production model, the availability of suitable and cost-competitive feedstocks, our ability to gain market acceptance for our products, the expected cost-competitiveness and relative performance attributes of our ethanol and isobutanol and the products derived from isobutanol, additional competition and changes in economic conditions, the future price and volatility of petroleum and products derived from petroleum and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.

Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results, performance or achievements to differ materially from the results, performance or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results, performance or achievements reflected in our forward-looking statements:

●	our intent and ability to construct additional improvements to the Luverne Facility to produce low-carbon ethanol;
●	our ability to continue as a going concern;
●	our ability to timely repay or restructure our outstanding debt obligations;
●	our ability to produce full-scale commercial quantities of ethanol and/or isobutanol in a timely and economic manner;
●	fluctuations in the market price of petroleum;
●	fluctuations in the market price of corn and other feedstocks;
●	unexpected delays, operational difficulties, cost-overruns or failures in our production processes;
●	our ability to successfully identify and acquire access to additional facilities suitable for production of our products;
●	our ability to successfully commercialize ethanol, isobutanol and the products derived from isobutanol;
●	our ability to market our ethanol and isobutanol to potential customers;
●

our ability to obtain regulatory approval for ethanol, the use of our isobutanol and the products derived from our isobutanol, including, without limitation, our renewable jet fuel, in our target markets;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;
●	our ability to transition our preliminary commitments into definitive supply and distribution agreements or to negotiate sufficient long-term supply agreements for our production of isobutanol;
●	general economic conditions and inflation, interest rate movements and access to capital; and
●	our ability to effectively use the net proceeds from any offering of securities offered hereby.

The forward-looking statements contained herein reflect our views and assumptions only as of the date such forward-looking statements are made. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein, completely and with the understanding that our actual future results may be materially different from what we expect.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

We are a next generation “low-carbon” fuel company focused on the development and commercialization of renewable alternatives to petroleum-based products. Low-carbon fuels reduce the carbon intensity, or the level of greenhouse gas emissions, compared to standard fossil-based fuels across their lifecycle. The most common low-carbon fuels are renewable fuels. We are focused on the development and production of mainstream fuels like gasoline and jet fuel using renewable feedstocks, that have the potential to lower greenhouse gas emissions at a meaningful scale and enhance agricultural production, including food and other related products. In addition to serving the low-carbon fuel markets, through our technology, we can also serve markets for the production of chemical intermediate products for solvents, plastics, and building block chemicals.

Our proven production technologies target what we believe to be large potential markets of renewable fuels and related chemicals that can compete directly against petrochemical products depending on the price of oil and the value of carbon intensity. Renewable fuels are one of the few fuel products where the value for renewable carbon has already been established, particularly in the United States and the European Union. We believe that the demand for low-carbon fuels and renewable chemicals will continue to grow in the future.

We were incorporated in Delaware in June 2005 under the name Methanotech, Inc. and filed an amendment to our certificate of incorporation changing our name to Gevo, Inc. on March 29, 2006.

On April 21, 2015, we effected a reverse split of our common stock at a ratio of one-for-fifteen (the “2015 Reverse Stock Split”). On January 5, 2017, we effected a reverse split of our common stock at a ratio of one-for-twenty (the “2017 Reverse Stock Split”). On June 1, 2018, we effected a reverse split of our common stock at a ratio of one-for-twenty (the “2018 Reverse Stock Split” and, together with the 2015 Reverse Stock Split and the 2017 Reverse Stock Split, the “Reverse Stock Splits”). Unless otherwise indicated, all share amounts, per share data, share prices, exercise prices and conversion rates set forth in this prospectus have, where applicable, been adjusted retroactively to reflect the Reverse Stock Splits.

Our principal executive offices are located at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112, and our telephone number is (303) 858-8358. We maintain an Internet website at www.gevo.com. Information contained in or accessible through our website does not constitute part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the six months ended June 30, 2018. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31										Six Months
	2013		2014		2015		2016		2017		Ended June 30, 2018
Ratio of earnings to fixed charges (1)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

_________________________________________________

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of loss from continuing operations and fixed charges, less capitalized interest. Fixed charges consist of interest expense, amortization of debt expense, capitalized interest and an estimate of interest component of rent expense. No preferred stock dividends were paid during the periods presented.

(2)

The ratio coverage for the years ended December 31, 2013, 2014, 2015, 2016 and 2017, and for the six months ended June 30, 2018, was less than 1:1 in each of these periods. We would have needed to generate additional earnings of $55.7 million, $39.8 million, $31.9 million, $24.0 million, $23.3 million and $9.4 million in the years ended December 31, 2013, 2014, 2015, 2016 and 2017, and for the six months ended June 30, 2018, respectively, to achieve a coverage ratio of 1:1 in each of these periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors. As of July 31, 2018, there were 8,085,084 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock have one vote per share. Holders of common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to participate equally in dividends when and as dividends may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the prior rights of our creditors and the liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in the remaining assets on a pro rata basis. No shares of common stock are subject to redemption or have redemptive rights to purchase additional shares of common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GEVO”.

Preferred Stock

Our amended and restated certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, including the likelihood that such holders will receive dividend payments and payments upon liquidation, and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of our existing management. There are currently no shares of preferred stock outstanding.

Anti-Takeover Provisions

The Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, and our amended and restated bylaws contain provisions that could discourage or make more difficult a change in control of us, including an acquisition of us by means of a tender offer, a proxy contest and removal of our incumbent officers and directors, without the support of our board of directors. A summary of these provisions follows.

Statutory Business Combination Provision

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●

the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Directors may be removed only with cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by the holders of common stock at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by written consent of the stockholders.

Stockholder Meetings

Under our amended and restated certificate of incorporation and our amended and restated bylaws, only our board of directors, acting pursuant to a resolution adopted by a majority of the directors then in office, may call a special meeting of the stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the notice for such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

In order for our stockholders to bring nominations or business before an annual meeting properly, they must comply with certain notice requirements as provided by our amended and restated bylaws. Typically, in order for such notices to be timely, they must be provided to us not earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting. For such notices to be timely in the event the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the preceding year’s annual meeting, notice must be provided to us not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made.

Amendment of Charter Provisions

The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our amended and restated certificate of incorporation, including those related to the classification of our board of directors, the amendment of our bylaws and certificate of incorporation, restrictions against stockholder actions by written consent, the designated parties entitled to call a special meeting of the stockholders and the indemnification of officers and directors.

Our amended and restated bylaws may only be amended (or new bylaws adopted) by our board of directors or the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;

●	redeem capital stock;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and

●	any other terms which shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:

●	is issued at a price lower than the amount payable upon its stated maturity; and

●	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

●

to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●

reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

●	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock.  If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock.  Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share.  Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.  In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.  Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption.  The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share.  If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock.  The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares.  The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts.  If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations.  Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder.  We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants.   The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of any equity securities purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

●

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates.  The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special U.S. federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

●	directly to purchasers;
●	through agents;
●	through dealers;
●	through underwriters;
●	through a combination of any of the above methods of sale; or
●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded.  The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time.  We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay.  Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal.  The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.  The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof.  Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities.  Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts.  In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the securities above independent market levels.  Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.gevo.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 28, 2018;

●	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 8, 2018, respectively;

●

Current Reports on Form 8-K filed with the SEC on January 3, 2018, January 5, 2018, January 10, 2018, February 13, 2018, February 22, 2018, May 31, 2018, June 4, 2018, June 20, 2018, June 25, 2018 and June 28, 2018; and

●

The description of our common stock contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on February 4, 2011 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Gevo, Inc., Attention: Investor Relations, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.

Gevo, Inc.

Up to $150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 30, 2020